UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2007

Commission File Number 000-51762

ALTERNATIVE ENERGY SOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3038728 (I.R.S. Employer Identification Number)

1911 Central Street, Kansas City, Missouri 64108
(816) 842-3835
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of
                           Principal Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2007, Mr. James L. Spigarelli was appointed to the Board of Directors (the “Board”) of Alternative Energy Sources, Inc. (the “Company”). Mr. Spigarelli has not been appointed to any committee of the Board at this time. The appointment of Mr. Spigarelli as director was not pursuant to any agreement or understanding between Mr. Spigarelli and any third party.

Mr. Spigarelli was awarded a non-qualified stock option under the Company’s 2006 Equity Incentive Plan to purchase 75,000 shares of the Company’s common stock, such option to vest in three equal annual installments beginning January 10, 2008. In addition, Mr. Spigarelli receives $1,500 for each Board meeting he attends in person and $750 for each Board meeting he attends via telephone. Mr. Spigarelli is compensated for services rendered outside Board meetings at $225 per hour not to exceed $1,800 per day.

The Company announced Mr. Spigarelli’s appointment in a press release, which is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)

99.1    Press release of Alternative Energy Sources, Inc. dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2007	ALTERNATIVE ENERGY SOURCES, INC.

	By:	/s/ Mark Beemer
Name: Mark Beemer
Title: Chief Executive Officer